EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SOFTNET SYSTEMS, INC.

     (Pursuant to Sections 242 and 245 of the Delaware General Corporation Law) George L. Hernandez hereby certifies that:

     A.   He is the Secretary of SoftNet Systems, Inc., a Delaware corporation.

     B. The certificate of incorporation of this corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 7, 1999.

     C. The text of the Certificate of Incorporation of this corporation is amended and restated to read in its entirety as follows:

                                  ARTICLE FIRST

     The name of this corporation is American Independence Corp. (the "Corporation" or the "Company").

                                 ARTICLE SECOND

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

     (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 104,000,000 shares. 100,000,000 shares shall be Common Stock, $.01 par value, and 4,000,000 shares shall be Preferred Stock, $.10 par value.

     (B) The Board of Directors may issue Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to adopt a resolution or resolutions from time to time, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of any wholly unissued class of Preferred Stock, or any wholly unissued series of any such class, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE FIFTH

     A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation


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shall be eliminated or limited to the fullest extent permitted by the Delaware
General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article Fifth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE SIXTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE SEVENTH

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE EIGHTH

     The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE NINTH

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE TENTH

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                ARTICLE ELEVENTH

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE TWELVE

     Except as expressly provided below in this Article XII, shares of capital stock of the Corporation are fully and freely transferable.

     (A) Limitations on Transfer of Shares; Certain Transfers Prohibited.
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          1. If an individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each a "Person"), shall attempt to sell, transfer, or dispose, or purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (any such sale, transfer, disposition, purchase or acquisition being a "Transfer"), any shares of capital stock of the Corporation or any option, warrant or other right to purchase or acquire capital stock of the Corporation (such warrant, option, or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Corporation, and such Transfer shall affect the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder) with respect to the Corporation (a "Five Percent Shareholder"), then such Person shall be a "Restricted Holder", and such Transfer shall not be permitted except as authorized pursuant to this Article XII; provided, however, that for purposes of determining


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     the existence and identity of, and the amount of capital stock owned by, any Five Percent Shareholders or Restricted Holders, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. For purposes of this Article XII, "capital stock" shall include the Common Stock and the Preferred Stock of the Corporation.

          2. The restrictions contained in this Article XII are for the purpose of reducing the risk that any change in stock ownership may jeopardize the preservation of the Corporation's federal, state and local income tax attributes. In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to Transfer shares of capital stock shall, prior to the date of the proposed Transfer, request in writing (a "Request") that the Board of Directors of the Corporation review the proposed Transfer and authorize or not authorize the proposed Transfer pursuant to subsection C hereof. A Request shall be mailed or delivered to the President of the Corporation at the Corporation's principal place of business or telecopied to the Corporation's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Corporation. A Request shall include (a) the name, address and telephone number of the Restricted Holder, (b) a description of the shares of capital stock proposed to be Transferred by or to the Restricted Holder,
     (c) the date on which the proposed Transfer is expected to take place, (d) the name of the proposed transferor and transferee of the capital stock to be Transferred by or to the Restricted Holder, and (e) a Request that the Board of Directors authorize, if appropriate, the Transfer pursuant to subsection C hereof and inform the Restricted Holder of its determination regarding the proposed Transfer. If the Restricted Holder seeks to sell or dispose of shares of capital stock, then, within five business days of receipt by the President of the Corporation of a Request, a meeting of the Board of Directors shall be held to determine whether to authorize the proposed Transfer described in the Request under subsection C hereof. If the Restricted Holder seeks to purchase or acquire shares of capital stock, at the next regularly scheduled meeting of the Board of Directors following the fifth business day after receipt by the President of the Corporation of a Request, the Board of Directors will meet to determine whether to authorize the proposed Transfer described in the Request under subsection C hereof. The Board of Directors shall conclusively determine whether to authorize the proposed Transfer, in its sole discretion and judgment, and shall immediately cause the Restricted Holder making the Request to be informed of such determination.

     (B) Effect of Unauthorized Transfer. Any Transfer attempted to be made in
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violation of this Article XII will be null and void. In the event of an attempted or purported Transfer involving a sale or disposition of capital stock in violation of this Article XII, the Restricted Holder shall remain the owner of such shares. In the event of an attempted or purported Transfer involving the purchase or acquisition by a Restricted Holder in violation of this Article XII, the Corporation shall be deemed to be the exclusive and irrevocable agent for the transferor of such capital stock. The Corporation shall be such agent for the limited purpose of consummating a sale of such shares to a Person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by the Corporation or its assignee, as agent, to an eligible transferee. The Corporation shall be entitled to assign its agency hereunder to any person or entity including, but not limited to, the intended transferee of the shares, for the purpose of effecting a permitted sale of such shares. Neither the Corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the Corporation nor be entitled to any rights of a stockholder of the Corporation, including, but not limited to, any right to vote such capital stock or to receive dividends or liquidating distributions in respect thereof, if any, but the Corporation or its assignee shall only have the right to sell and transfer such shares on behalf of and as agent for the transferor to another person or entity; provided, however, that a Transfer to such other person or entity does not violate the provisions of this Article XII. The rights to vote and to receive dividends and liquidating distributions with respect to such shares shall remain with the transferor. The intended transferee shall not be entitled to any rights of stockholders of the Corporation, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to such shares. In the event of a permitted sale and transfer, whether by the Corporation or its assignee, as agent, the proceeds of such sale shall be applied first to reimburse the Corporation or its assignee for any expenses incurred by the Corporation acting in its role as the agent for the sale of such shares, second to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

     (C) Authorization of Transfer of Capital Stock by a Restricted Holder. The
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Board of Directors may authorize a Transfer by a Restricted Holder, or to a
Restricted Holder, if, in its sole discretion and judgment it determines that the Transfer is in the best interests of the Corporation and its stockholders. In deciding whether to approve any proposed Transfer of capital stock by or to a Restricted Holder, the Board of Directors may seek the advice of


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counsel with respect to the Corporation's preservation of its federal income tax attributes pursuant to Code Section 382 and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Directors pursuant to this subsection C to Transfer shares of capital stock shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of capital stock, including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize that proposed Transfer.

     (D) Damages. Any Restricted Holder who knowingly violates the provisions of
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this Article XII, and any persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Corporation's ability to utilize its federal, state and local income tax attributes under Code Section 382 (or equivalent provisions of state or local law), and attorneys' and accountants' fees incurred in connection with such violation.

     (E) Legend on Certificates. All certificates for shares of Common Stock
         ----------------------
issued by the Corporation shall conspicuously bear the following legend:

     "The Certificate of Incorporation (the "Certificate") of the Corporation contains restrictions prohibiting the sale, transfer, disposition, purchase or acquisition (collectively, the "Transfer") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Transfer affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Transfer would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business.

     D. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate this 14th day of November, 2002.


                                           /s/ George  L.  Hernandez
                                           -------------------------------------
                                           By:  George  L.  Hernandez
                                                Secretary


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